Exhibit 99.1

FOR IMMEDIATE RELEASE

Argan, Inc. Appoints New Board Member

Rockville, MD (February 19, 2008) -- Argan, Inc. (AMEX: AGX) today announced that Ambassador Henry Crumpton has been appointed to the Company’s Board of Directors effective immediately.

“Ambassador Crumpton has a distinguished record of service to the United States government including experience in strategic operations and policy development at the highest levels. We are extremely pleased that he has agreed to join Argan’s board and are confident that his knowledge and expertise will contribute significantly to our company,” stated Rainer Bosselmann, Chairman and Chief Executive Officer of Argan.

Ambassador Crumpton has served the United States government for more than 26 years, most recently working directly for the Secretary of State as the Ambassador-at-Large for Counterterrorism developing, coordinating and implementing U.S. counterterrorism policy in Washington, D.C. and abroad. He joined the CIA in 1981 and served as an operations officer both at headquarters and around the world, including assignments as Chief of Station. Among his many professional postings he has served as Deputy Chief of the International Terrorism Operations Section for the Federal Bureau of Investigation; as Deputy Chief (Operations) of the CIA’s Counterterrorist Center; he led the CIA’s Afghanistan campaign 2001-02 and was the Chief of National Resources Division from 2003-05.

He is a Distinguished fellow at the EastWest Institute and serves as an advisory board member to the Department of Homeland Security’s Study of Terrorism and Responses to Terrorism (START), a national consortium of universities. Ambassador Crumpton is the recipient of numerous awards including among others: the Intelligence Commendation Medal; the George H.W. Bush Award for excellence in counterterrorism and the Distinguished Intelligence Medal, the CIA’s highest award for achievement.

About Argan
Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, Inc., which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

Company Contact:	Investor Relations Contact:

Rainer Bosselmann/Arthur Trudel	John Nesbett/Jennifer Belodeau
301.315.0027	Institutional Marketing Services (IMS)
203.972.9200